                                                             Exhibit 19(b)

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1995-B GRANTOR TRUST

                             Servicer's Certificate
                          For the Month of April, 1996





Principal and Interest Collections
- ----------------------------------
      Beginning Pool Balance                                                          (1)   $     126,746,595.51

      Beginning Pool Factor [(1)/$ 150,000,000]                                       (2)              0.8449773

      Principal Collected                                                             (3)   $       3,834,299.24
      Interest Collected                                                              (4)   $       1,067,904.45
                Less:  Accrued Interest Prior to Cut Off Date                         (5)             686,760.36

             Less:  Additional Purchased Accrued Interest                             (5a)                   0.00

                Plus:  Purchased Accrued Interest -

                         End of Collection Period                                      (6)             634,806.95


           Net decrease/(increase) in Purchased
           Accrued Interest [(5)+(5a)-(6)]                                             (7)   $          51,953.41

                Plus:  "Non-Reimbursable Interest Payment"                             (8)              10,617.73

                             Total Interest Received
                            [(4)-(5)-(5a)+(6)+(8)]                                     (9)   $       1,026,568.77

Additional Deposits
         (i)   Repurchase Amounts                                                      (10)                   0.00

        (ii)   Liquidation Proceeds                                                    (11)              17,000.00

       (iii)   Yield Supplement Deposit Amount                                         (12)                   0.00

Total Additional Deposits  [(10)+(11)+(12)]                                            (13)   $          17,000.00

Total Available Funds [(3)+(9)+(13)]                                                   (14)   $       4,877,868.01

Defaulted Receivable Principal Balance  [(A1)]                                         (15)   $          37,279.39

Ending Pool Balance [(1)-(3)-(15)]                                                     (16)   $     122,875,016.88


Ending Pool Factor [(16)/$ 150,000,000]                                                (17)              0.8191668

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1995-B GRANTOR TRUST

                           Servicer's Certificate
                         For the Month of April, 1996



Determination of the Servicer Letter of Credit Amount

        Number of Contracts - End of Month                                           (45)        N/A
        Original number of contracts                                                 (46)        N/A
        Percent of Original Contracts remaining

                [((45)/(46))x100]                                                    (47)        N/A
        Original Servicer Letter of Credit Amount                                    (48)   $    N/A
        Revised Servicer Letter of Credit Amount

                [Lessor of [(48)x(47) or the Beginning
                Pool Balance (1)]                                                    (49)   $    N/A
        Prior Month Servicer Letter of Credit Amount
                [Previous Month (49)]                                                (50)   $    N/A
        Servicer Letter of Credit Fee [(50)x(0.50%/12)]                              (51)   $    N/A
Yield Supplement Amount

        Receivables with coupon rates below 7.55%
      Principal Outstanding                                                           (52)   $    N/A
      Number of receivables                                                           (53)        N/A
      Interest on the Receivables at their APR                                        (54)   $    N/A
      Interest due on the Receivables at the
          Pass-Through Rate                                                           (55)   $    N/A
      Yield Supplement Amount [(54)-(55)]                                             (56)   $    N/A
Defaulted Receivables

        Amount of principal and accrued interest due from
                Obligors on Defaulted Receivables
                     Principal                                                       (A1)   $   37,279.39
          Interest                                                                   (A2)          367.94
          Expense                                                                    (A3)          389.91
                                                                                        -----------------
                            Total                                                     (A)   $    38,037.24
                Less:   Liquidation Proceeds                                          (B)   $    17,000.00
       Realized Loss  [(A1)+(A2)-(B)]                                                 (C)   $    20,647.33
       Cumulative Losses  (Including Expenses)                                        (D)   $    37,041.82
       Cumulative Loss Percentage  [(D)/$150,000,000]                                                          0.02%

                (Less than 1.5% ?)

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1995-B GRANTOR TRUST

                           Servicer's Certificate
                         For the Month of April, 1996


Reconciliation of Reserve Fund
- ------------------------------
Beginning Reserve Fund Balance                                             (57)   $  3,802,397.87

        Plus:  Excess Amounts from Seller                                 (57a)                NA
        Plus:  Investment Earnings                                        (57b)         18,378.25
        Less:  Reserve Fund Payments                                       (58)                NA
                       Subtotal Reserve Fund                                      $            NA
        Plus:  Beginning Negative Carry Balance                           (58a)                NA
        Plus:   Negative Carry Investment Earnings                        (58b)                NA
        Less:  Payment from Negative Carry                                (58c)                NA
                                                                                 ---------------
        Ending Negative Carry Balance                                     (58d)                NA

Reserve Fund Prior to Payments to Seller                                   (59)   $            NA

Required Reserve Fund Balance:
        (Lesser of 1 or 2)

    (1) Greater of:  $3,750,000 or 3.0% of the Ending Pool Balance
        (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
        Percentage exceeds 1.5%), or (2);

    (2) (18% - Subordination Fraction) x the Ending Pool Balance                                NA
                                                                                         ---------------

Required Amount                                                            (60)   $  3,750,000.00

Amount of Excess Reserve released  [(59)-(60)]                             (61)   $            NA
        (No Release to be made during Pre-funding period)                                     ---------------

Ending Reserve Fund Balance to be invested(including                       (62)   $            NA
     Negative Carry Balance)                                                           =======================

Reserve Fund Balance as a Percent
        of the Ending Pool Balance                                         (63)                NA
                                                                                               ---------------

Interest Income on Reserve Fund for April, 1996
      from First Chicago                                                   (64)   $     18,378.25
                                                                                               ---------------

Interest Income on Negative Carry Balance for April, 1996                  (65)   $            NA
      from First Chicago                                                                       ---------------

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1995-B GRANTOR TRUST

                          Servicer's Certificate
                      For the Month of April, 1996



Distributions:
                                                                Class A                   Class B                Total
                                                             ---------------          -------------         ---------------
Class Percentage                                                        96.5%                   3.5%                    100%
Pool Factor (Ending Pool Balance)                                  0.8191668              0.8191668               0.8191668
Class Coupon                                                            6.55%                  6.75%

April Beginning Pool Balance [(1)]                           $122,310,464.67          $4,436,130.84         $126,746,595.51
                                                             ---------------          -------------         ---------------
April Ending Pool Balance [(16)]                             $118,574,391.29          $4,300,625.59         $122,875,016.88
                                                             ---------------          -------------         ---------------
Collected Principal [(3)]                                      $3,700,098.77            $134,200.47           $3,834,299.24
                                                             ---------------          -------------         ---------------
Collected Interest [(9)]                                         $990,638.86             $35,929.91           $1,026,568.77
                                                             ---------------          -------------         ---------------
Other Collected Interest  [(9a)]                                          NA                     NA                      NA
                                                             ---------------          -------------         ---------------
Additional Deposits [(10)+(11)]                                   $16,405.00                $595.00              $17,000.00
                                                             ---------------          -------------         ---------------
Servicing Fee [(1.0%/12)x(1)]                                   ($101,925.38)            ($3,696.78)           ($105,622.16)
                                                             ---------------          -------------         ---------------
Total Available Funds                                                     NA                     NA                      NA
                                                             ---------------          -------------         ---------------

Payments to Certficateholders:

Principal  Distributable Amount  [(1)-(16)]                    $3,736,073.38            $135,505.25           $3,871,578.63
                                                             ---------------          -------------         ---------------
Interest Distributable  Amount [(1)x(coupon/12)]                 $667,611.29             $24,953.24             $692,564.53
                                                             ---------------          -------------         ---------------
    Total Payments to Certificateholders                       $4,403,684.67            $160,458.49           $4,564,143.16
                                                             ---------------          -------------         ---------------
Reserve Fund payment                                                      NA                     NA                      NA
                                                             ---------------          -------------         ---------------
Amount due Class B but paid to
  Class A (subordination)                                              $0.00
                                                             ---------------
Class A Interest Carryover Shortfall                                   $0.00
                                                             ---------------
Class A Principal Carryover Shortfall                                  $0.00
                                                             ---------------
Class B Interest Carryover Shortfall                                                          $0.00
                                                                                      -------------
Class B Principal Carryover Shortfall                                                         $0.00
                                                                                      -------------
Amounts Remaining in the Certificate
   Account to be paid to the Seller                                       NA                     NA                      NA
                                                             ---------------          -------------         ---------------
Memo:
   Principal Difference                                          ($19,569.61)              ($709.78)            ($20,279.39)
   Interest Difference                                                    NA                     NA                      NA
                                                             ---------------          -------------         ---------------
   Total                                                                  NA                     NA                      NA

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1995-B GRANTOR TRUST


                             Servicer's Certificate
                          For the Month of April, 1996




Reconciliation of Net Payment to the Trustee
- --------------------------------------------
Available Funds                                                                                            NA
   Servicing Fees                                                                                ($105,622.16)
                                                                                               --------------
Total Available Funds                                                                                      NA
                                                                                               ==============
Total payments to Class A                                                                       $4,403,684.67

Total payments to Class B                                                                         $160,458.49

Reserve Fund:
   Excess from Seller [(57a)]                                                                              NA
   Reserve Fund Payments [(58)]                                                                            NA
                                                                                               --------------
Gross payment to the Trustee                                                                               NA
                                                                                               ==============
Amounts Held by Trustee:

    Less:  Amount released from Reserve Fund
              in excess of $3,750,000 (Net of Reserve Fund payment) [(61)]                                 NA

    Less:  Balance of Prefunded Account payable
              to Certificateholders                                                                     $0.00


           Less:  Amount paid from Negative Carry
                         Balance [(58c)]                                                                   NA
           Less:  Amount paid from Pre-Funded
                         Amount Earnings [(72)]                                                            NA
                                                                                               --------------
           Total Other Collected Interest                                           (9a)                   NA

Total Amount Held by Trustee                                                                               NA
                                                                                               --------------
Net payment to the Trustee                                                                                 NA
                                                                                               ==============

Reconciliation of Pre-Funding Account


Beginning Pre-Funded Amount                                                         (70)                   NA
        [Prior Month (74)]

    Less:  Amount applied to the purchase of
                 Subsequent Receivables                                             (71)                $0.00
    Plus:  Earnings on Pre-Funded Amount                                            (72)                   NA
    Less:  Payment of Earnings                                                      (73)                   NA
                                                                                               --------------
Ending Pre-Funding Amount                                                           (74)                   NA
                                                                                               ==============

Account Activity
       Number of Accounts - Beginning of Month                                                          5,105


            Less:  Account Paid Off / Repurchased                                                         122

            Plus:  Accounts in Collateral Addition                                                          0

      Number of Accounts - End of Month                                                                 4,983


Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                                                        5

      Aggregate Principal Balance Outstanding                                                     $227,764.72

                       Fleetwood Credit Receivables Corp.
                     FLEETWOOD CREDIT 1995-B GRANTOR TRUST

                                                                     Page 6 of 6
                           Servicer's Certificate
                        For the Month of April, 1996





Delinquent Accounts

            Period of Delinquency                                Units       Amount      Percent of Pool
                                                                 -----       ------      ---------------

            30 - 59 days                                            7      $  194,225.85      0.16%
            60 - 89 days                                            2          81,070.22      0.07%
            90 days or more                                         1          16,983.11      0.01%
                                                             --------      -------------      -----
                   Total                                           10      $  292,279.18      0.24%     (A)
                                                             ========      =============      =====
            Repossession Inventory                                  5      $  227,764.72      0.19%     (B)
                                                             --------      -------------      -----




Delinquency Percentage
                                                                                               Quarter
                                            FEB               MAR               APR             Total   (Avg)
                                       -------------     ------------     --------------     -----------
        90 days or more  (000)         $        90.0     $       27.9     $         17.0     $      45.0               45.0
                                       -------------     ------------     --------------     -----------              -----
        Repossession Inventory (000)   $        21.8     $      109.4     $        227.8     $     119.6              119.6
                                       -------------     ------------     --------------     -----------              -----
        Total                          $       111.8     $      137.3     $        244.8     $     164.6 (A)          164.6
                                       =============     ============     ==============     ===========              =====
        Ending Pool Balance (mils)     $       130.4     $      126.7     $        122.9     $     126.7 (B)          126.7
                                       -------------     ------------     --------------     -----------              -----
        Delinquency Percentage (A)/(B)                                                             0.13%              0.13%
                                       -------------     ------------     --------------     -----------              -----



Realized Loss Analysis

                                                                                               Quarter
                                            FEB               MAR               APR             Total
                                       -------------     ------------     --------------     -----------
Realized Losses/(Recoveries) (X)
        [(A1+(A2)-(B)]  (000)          $         4.3     $        0.0     $         20.6     $      24.9  (Sum)        24.9

Beginning  Pool Balance  (mils) (Y)    $       134.3     $      130.4     $        126.7     $     130.5  (Avg)       130.5

Realized Loss Percentage
        (Less than 1.5%?)  [((X)/(Y))*4]                                                           0.08%               0.08%
                                                                                             -----------              -----
Realized Losses Since Inception (less                                                        $ 36,639.91
        than $2,250,000 ?)                                                                   -----------
Change in Realized Losses                                                                    $ 20,647.33
                                                                                             -----------
Proceeds  from  Insurance  and  Dealer Repurchases

            Proceeds received during the month from
                 physical damage insurance                                                         $0.00

            Proceeds received during the month from Dealer
                 repurchase obligations relating to Defaulted
                 Receivables                                                                       $0.00